Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215617, 333-209312, 333-205582 and 333-194657) of our report relating to the consolidated financial statements of Varonis Systems, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

February 13, 2018